                       INTERIM SHARE REPURCHASE AGREEMENT

         THIS AGREEMENT, made and entered into on the dates written below, but effective as of January 1, 2001, by and between PAULETTE ANDREWS, of the post office address of 1085 Saddle Lake Court, Roswell, Georgia 30076-4201 ("Andrews"), and SPF ENERGY, INC., a North Dakota corporation whose principal place of business is located at P.O. Box 1847, Minot, North Dakota 58702-1847 ("SPF").

         WHEREAS, Superpumper, Inc. ("Superpumper") and Farstad Oil, Inc. ("Farstad") entered into and executed a Plan and Agreement OF Reorganization and Exchange ("Plan and Agreement") in May of 1996; and

         WHEREAS, Farstad and Superpumper as a part of the corporate reorganization, caused the organization of SPF to act as a holding company; and

         WHEREAS, pursuant to the Plan and Agreement, SPF acquired One Hundred Percent (100%) of the outstanding shares owned by Andrews in Superpumper, and at the time of the reorganization and exchange Andrews owned 677,327.3 shares of common stock in Superpumper; and

         WHEREAS, following the completion of the corporate reorganization transaction contemplated by the Plan and Agreement of Reorganization and Exchange, Andrews was the sole owner of 677,327.3 shares of common stock in SPF; and

         WHEREAS, SPF continues to act in the capacity of a holding company owning the shares formerly owned by Andrews in Superpumper, together with owning the shares of Farstad; and

         WHEREAS, Superpumper and SPF made, executed and entered into an Employment and Stock Option Agreement on or about July 1, 1996, with Andrews providing for the employment of Andrews, and further granting Andrews an option to sell shares of SPF common stock to SPF on an annual basis commencing in calendar year 1996 as more fully specified within the Employment and Stock Option Agreement; and

         WHEREAS, Andrews previously exercised her options to sell shares of SPF common stock to SPF for the calendar years of 1996, 1997, 1998, 1999 and 2000; and

         WHEREAS, pursuant to a Settlement Agreement executed by SPF and Superpumper on February 29, 2000, and by Andrews on March 10, 2000, SPF has tendered full payment to Andrews for the shares of SPF stock which were subject to Andrews' options to sell as exercised for calendar years 1996, 1997,1998, and 1999; and

         WHEREAS, as reflected on Exhibit "A," which exhibit is attached and hereby incorporated by reference, and as of December 1, 2000,Andrews owns 521,211.8 shares of SPF stock; and

         WHEREAS, SPF has not, as of the date of this Agreement, tendered any payment to Andrews for the 67,732.7 shares of SPF common stock which were elected to be sold by Andrews to SPF for calendar year 2000; and

         WHEREAS, Andrews has performed all of the conditions which were required to be performed by her under the terms and conditions of the annual options to sell as contained within the Employment and Stock Option Agreement for calendar year 2000; and

         WHEREAS, the indebtedness which is due and owing by SPF to Andrews for the purchase of the SPF shares of common stock for calendar year 2000, using the per share price of $4.60, amounts to a total obligation owed by SPF to Andrews of $311,570.42; and

         WHEREAS, all parties to this Agreement are desirous of effecting an interim agreement concerning the terms and conditions of the indebtedness which currently exists between the parties relating to Andrews' exercised options to sell SPF shares of common stock for calendar year 2000, and the parties have therefore agreed to be bound by the terms and conditions of this Agreement, and the terms and conditions of this Agreement are as set forth herein;

         NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom, and for good and valuable consideration, both the adequacy and sufficiency of which is herein expressly acknowledged, it is agreed and understood by and between Andrews and SPF as follows:

         1. PURPOSE. This Agreement is made and entered into by and between the parties hereto in order to temporarily establish the rights and obligations of the parties concerning and relating to Andrews' options to sell shares of SPF common stock for the calendar year 2000.

         2. PAYMENT OF OBLIGATION. SPF and Andrews herein expressly agree that, commencing on january 1, 2001, interest will begin to accrue at the rate of Six Percent (6%) on the payment amounts which are required to be paid by SPF to Andrews for her exercised option for calendar year 2000. SPF herein agrees that its indebtedness for Andrews's calendar year 2000 option shall be partially paid to Andrews as follows:

         a. Commencing on January 1, 2001, and continuing on the first day of each month thereafter through the resulting payment due on June 1, 2001, SPF shall tender a monthly payment to Andrews in an amount of not less than $18,000. Said payments shall first be applied to accrued interest, if any, with the remainder of each payment applied to the then existing principal balance, in accordance with the amortization schedule attached as Exhibit "B," which exhibit is hereby incorporated by reference.

         b. On or before June 1, 2001, the parties shall negotiate and enter into a permanent agreement for the payment of all accrued interest, and the then remaining principal balance. The parties shall use their best good faith efforts to finalize said permanent agreement by March 31, 2001, if possible.

         3. ACKNOWLEDGMENT OF ANDREWS' EXERCISE OF 2001 CALENDAR YEAR OPTION. SPF herein expressly acknowledges that Andrews has submitted written notice to the offices of SPF exercising her option for the sale of 67,732.7 shares of SPF common stock for calendar year 2001. Andrews reserves all rights to enforce her right to be paid in full for the exercise of the option to sell the subject shares of spf common stock for calendar year 2001 and all future years.

         4. AUTHORIZATION. SPF represents and warrants that the individual signing and executing this Agreement has the right and authority to sign this Agreement, and such individual has the full authority to enter into this Agreement and no further action, board resolutions, or other authorizations or shareholder authorizations or resolutions are necessary in order for this Agreement to be fully enforceable and binding upon SPF.

         5. AMENDMENT/BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their respective subsidiaries, executors, personal representatives, employees, officers, agents, heirs, successors and assigns. This Agreement may not be amended, modified, waived or changed, except by a writing signed by all parties hereto.

         6. APPLICABLE LAW AND SAVINGS CLAUSE. This Agreement shall be construed under and enforced in accordance with the laws of the State of North Dakota. If any part or portion of this Agreement is found to be invalid, all remaining terms and provisions shall remain binding and enforceable upon the respective parties hereto, unless to do so would destroy an essential part of this Agreement.

         7. INTEGRATION CLAUSE. This Agreement, together with all agreements incorporated herein, shall constitute the entire agreement between the parties hereto. It is the intention of the parties that the Employment and Stock Option Agreement dated June 25, 1996 shall remain in full force and effect, except to the extent modified by this Agreement and by the Settlement Agreement executed by the parties in February/March 2000. All terms and conditions of the Employment and Stock Option Agreement are incorporated herein by reference. The parties agree that any subsequent agreement must be in writing and signed by all parties in order to enforceable.

         8. TIME OF ESSENCE. The parties hereto agree that time is of the essence of each and every provision of this Agreement.

         9. READING OF AGREEMENT. In entering into this Agreement all parties agree that they have completely read all terms of this Agreement, and the terms are fully understood and voluntarily accepted, and that both parties have had the full benefit of representation by counsel of their choice.

         10. FUTURE COOPERATION. All parties to fully cooperate, to execute any and all supplementary documents or agreements and to take any and all necessary or additional actions that may be required or appropriate to give full force and effect of the terms and intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year set forth below.

DATE:  2/13/01                              /s/  Paulette Andrews
       -------                              -----------------------
                                                 Paulette Andrews

STATE OF GEORGIA           )
                           )   ss.
COUNTY OF FULTON           )

         On this 13 day of February, 2001, before me personally appeared, PAULETTE ANDREWS, the person that is described in and that executed the within and foregoing instrument and acknowledged to me that she executed the same.

                                            /s/  [ILLEGIBLE]
                                            -----------------------
                                                    , Notary Public
                                            For the State of Georgia
                                            My commission expires:

                                            Notary Public, Cobb County, GA
                                            My Commission Expires
                                            December 26, 2004

DATE :  3/9/01                        SPF ENERGY, INC.:

                                      By: /s/ Bruce Hest
                                          --------------------
                                              Bruce Hest
                                        Its: Secretary/Treasurer


STATE OF NORTH DAKOTA           )
                                )   ss.
COUNTY OF WARD                  )

         On this 9th day of March, 2001, before me personally appeared BRUCE HEST, known to me to be the Secretary/Treasurer of SPF ENERGY, INC., the corporation which is described in and who executed the within instrument and acknowledged to me that such corporation executed the same.

                                       /s/ Danny J. Armstrong
                                       ------------------------
                                                , Notary Public
                                       For the State of North Dakota
                                       My commission expires:  3/19/2002

                                   EXHIBIT "A"

SPF Energy, Inc.
Paulette (Hanvik) Andrews
Schedule of Stock Redemption


                                   Share
                 Redemption       Balance
                ------------    -----------

   7/1/1996                      677,327.3
 11/15/1996      (10,870.5)      666,456.8
 11/18/1997       (9,780.0)      656,676.8
   5/8/1998      (10,000.0)      646,676.8
   7/6/1998       (5,000.0)      641,676.8
   8/5/1998       (5,000.0)      636,676.8
  9/14/1998       (5,000.0)      631.676.8
  10/1/1998       (5,000.0)      626,676.8
  11/2/1998       (5,000.0)      621,676.6
 12/15/1998       (5.000.0)      616,676.8
 10/19/1999       (1,100.0)      615,576.8
  11/1/1999       (1,100.0)      614,476.8
  12/1/1999       (1,100.0)      613,376.8
   1/1/2000       (1,100.0)      612,276.8
   3/1/2000       (3,458.0)      608,818.8
   4/1/2000       (3,475 0)      605,343.8
   5/1/2000       (3,492.0)      601,851.8
   6/1/2000       (3,510.0)      598,341.8
   7/1/2000       (3,527.0)      594,814.8
   8/1/2000       (3,545.0)      591,269.8
   8/1/2000      (54,348.0)      536,921.8
   9/1/2000       (3,834.0)      533,087.8
  10/1/2000       (3,854.0)      529,233.8
  11/1/2000       (3,873.0)      525,360.8
  12/1/2000       (4,149.0)      521,211.8


                                   EXHIBIT "B"

                              AMORTIZATION SCHEDULE

--------------------------------------------------------------------------------
       Date        Payment        Interest      Principal       Balance
--------------------------------------------------------------------------------

       01-01-2001                                                $  311,570.42
--------------------------------------------------------------------------------
1      01-01-2001   $   18,000.00  $      0.00   $   18,000.00      293,570.42
--------------------------------------------------------------------------------
2      02-01-2001       18,000.00     1,467.85       16,532.15      277,038.27
--------------------------------------------------------------------------------
3      03-01-2001       18,000.00     1,385.19       16,614.81      260,423.46
--------------------------------------------------------------------------------
4      04-01-2001       18,000.00     1,302.12       16,697.88      234,725.58
--------------------------------------------------------------------------------
5      05-01-2001       18,000.00     1,218.63       16,781.37      226,944.21
--------------------------------------------------------------------------------
6      06-01-2001       18,000.00     1,134.72       16,865.28      210,078.93
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total               $  108,000.00  $  6,508.51   $  101,491.49
--------------------------------------------------------------------------------
